                                                                     EXHIBIT 4.2
                              Form of Certificate

R-1                               $5,000,000

                             CUSIP No. 873055 AA5

     Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York Corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This Certificate represents a fractional undivided interest in the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the depositor or the Trustee or any of their respective affiliates. Neither this Certificate or the trust assets are insured or guaranteed by any governmental agency or any other person.

                    Southpoint Structured Assets, Inc.
                    TVA Security-Backed Certificates
                    Series 1998-1,
                    $5,000,000 Certificate Principal Balance
                    6.25% Pass-Through Rate

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $5,000,000 in aggregate principal amount of Tennessee Valley Authority Power Bonds 1997 Series E and all payments received thereon, deposited in trust by Southpoint Structured Assets, Inc. (the "Depositor").

     This certifies that Cede & Co. is the registered owner of Five Million Dollars non-assessable, fully-paid, fractional undivided interest in the TVA Security-Backed Trust, Series 1998-1, (the "Trust"), formed by the Depositor.

     The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"), between the Depositor and Bank One, West Virginia, N.A., a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 1998-1, dated as of March 19, 1998 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as the "TVA Security-Backed Certificates, Series 1998-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) the Underlying Security described in the Trust Agreement (subject to the Call Warrant); (ii) all payments on or collections in respect of the Underlying Security accrued on or after March 19, 1998 (the "Cut-off Date") together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto (the "Trust Property").

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated with respect to the Certificates in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Security is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

     Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed

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to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Security, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal

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amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

     No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

     The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Security, (ii) the distribution in full of all amounts due to Certificateholders on any Early Termination Date, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code.

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     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                     TVA SECURITY-BACKED TRUST,
                                       SERIES 1998-1

                                     By: Bank One West Virginia, N.A., not in
                                         its individual capacity but solely as
                                         Trustee,

                                     By_________________________________________
                                         Authorized Officer

Dated:  March 19, 1998



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is on one of the Certificates described in the Trust Agreement referred to herein.

                                     Bank One, West Virginia, N.A., not in its
                                         individual capacity but solely as
                                         Trustee,

                                     By_________________________________________
                                         Authorized Officer


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                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


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(Please print or type name and address, including postal zip code, of assignee)


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the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        Attorney
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to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:
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                                      Signature Guaranteed:


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*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

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